EXHIBIT 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	May 27, 2014

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Andrew J. Norstrud

Chief Executive Officer
Phone: (630) 954-0400
Fax: (630) 954-0595
E-mail: invest@genp.com

Howard Gostfrand
Investor Relations
American Capital Ventures
Phone: (305) 918-7000
Email: info@amcapventures.com

General Employment Enterprises, Inc.’s Ohio Subsidiary TRIAD Joins Bureau of Worker’s Compensation Retro Group

NAPERVILLE, IL, May 27, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) (the "Company" or “General Employment”) announced that as a result of increased costs related to its worker’s compensation during the first six months of 2014, the Company’s Ohio-based TRIAD Staffing subsidiary, which provides superior safety training and injury protocol, will join the Ohio Bureau of Worker's Compensation  (BWC) retro group retrospective rating program administered by Spooner, Inc. and sponsored by the National Management Association for the 2014 BWC policy year, which shall be July 1, 2014 through June 30, 2015.

Deborah Santora-Tuohy, President of TRIAD Staffing, stated, “TRIAD is committed to safety and loss prevention for its employees and its client's employees. As a part of this retro program, Spooner will provide energetic and effective claims cost control including obtaining, where appropriate, independent medical exams, negotiate settlements with claimant's attorneys, assist the Company to identify temporary return to work assignment for claimants and recommend claims management actions. We have not been able to increase billing rates due to the competitive nature of our clients.  Having this group in place will enable us to be able to continue our great service at a reasonable price for the market.”

“Spooner Incorporated set the standard for managing workers' compensation in 1975. Our proactive philosophy and best practices focus on preventing excessive compensation and medical costs and assisting employees in early, healthy return to work,” commented Andy Lembach, VP of Business Development of Spooner, Inc.

Andrew Norstrud, Chief Executive Officer of General Employment Enterprises, commented, “We look forward to TRIAD joining the Ohio Bureau of Worker's Compensation group and seeing a significant reduction in our workers compensation cost, which will include an opportunity to get rebates back from the state which will have a positive effect on our bottom line. Although it has been a difficult six months, we are working hard to clean up our current issues related to cost and start the latter half of the year on a solid foundation.”

About General Employment

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893.  The Company provides staffing services through a network of 22 branch offices located in eleven states. The Company operates in two industry segments, providing professional staffing services and light industrial staffing services.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.